UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

_____________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2018

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HARVARD BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33957	04-3306140
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
84 October Hill Road, Holliston, MA	01746
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (508) 893-8999
________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger - Data Sciences International, Inc.

On January 22, 2018, Harvard Bioscience, Inc., a company organized under the laws of Delaware (the “Company”), entered into a definitive merger agreement (the “Merger Agreement”) with Plymouth Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“MergerCo”) and Data Sciences International, Inc., a Delaware corporation (“DSI”), pursuant to which the Company will acquire DSI for approximately $70 million (subject to adjustment for net working capital and other customary adjustments, the “Merger Consideration”), by merging MergerCo with and into DSI, with DSI continuing as the surviving entity and wholly owned subsidiary of the Company (the “Merger”).

Pursuant to the Merger Agreement, and subject to the terms and conditions set forth therein, at the closing of the Merger (the “Closing”), each of DSI’s outstanding shares and applicable equity awards (including in-the-money options, restricted stock units and performance units) will be converted into the right to receive the applicable portion of the Merger Consideration. The Closing is subject to certain conditions, including, among others, (i) approval of the Merger Agreement by holders of a majority of the issued and outstanding common stock issued by DSI and at least two thirds of the holders of the issued and outstanding preferred stock issued by DSI, (ii) dissenting shareholders of DSI, if any, not constituting more than 8% of the aggregate pro rata share of the Merger Consideration payable to the stockholders and holders of equity awards, and (iii) the absence of any Material Adverse Effect (as defined in the Merger Agreement).

The Merger Agreement contains certain customary termination rights for the Company and DSI, as the case may be, applicable upon, among other events, (i) the Closing having not occurred by February 28, 2018 (the “Outside Date”), or (ii) a material breach of the Merger Agreement by the other party that cannot be cured by the Outside Date.

A copy of the Merger Agreement is attached as Exhibit 2.1 hereto and is incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement.

Commitment Letter

In connection with entering into the Merger Agreement, the Company entered into a commitment letter (the “Commitment Letter”) with Cerberus Business Finance, LLC (“Cerberus”), on January 22, 2018, pursuant to which Cerberus has committed to provide to the Company, subject to the terms and conditions set forth therein, the full amount of a $89 million senior secured credit facility (which, subject to certain conditions, may be increased to $92 million), comprised of a term loan facility of $64 million (which, subject to certain conditions, may be increased to $67 million) and revolving credit facility of $25 million, provided the amount of the revolving credit facility may be increased or decreased via a reallocation of amounts on a dollar-for-dollar basis from or to the term loan facility (the “Facility,” and the provision of such funds as set forth in the Commitment Letter, the “Financing”).

The commitments with respect to the Financing are subject to certain customary closing conditions, including, among others, execution of loan documents, no occurrence of any material adverse effect and the consummation of the Merger in accordance with the terms of the Merger Agreement. The Facility will contain certain representations and warranties, affirmative covenants, negative covenants, financial covenants, events of default, security interests, in each case applicable to the Company and, where appropriate, its subsidiaries, that are customarily required for similar financings. In addition, the Facility will be subject to certain customary mandatory commitment reduction and prepayment events triggered by receipt of proceeds of certain debt and equity issuances and certain other receipts, in each case subject to customary exceptions. The Company will pay customary fees, including, without limitation, a closing fee, servicing fees, unused line fees, letter of credit fees, as well as expenses in connection with obtaining the Facility.

Sale of Denville Scientific.

The Company has entered into a Purchase Agreement, dated January 22, 2018 (the “Purchase Agreement”), pursuant to which the Company sold substantially all of the assets of its wholly-owned subsidiary, Denville Scientific, Inc. (“Denville”) to Thomas Scientific, LLC for approximately $20 million, which includes a $3 million earn-out provision (the “Denville Transaction”). The Purchase Agreement, and other ancillary documents in relation to the Denville Transaction, include customary working capital adjustments, indemnification obligations and restrictive covenant arrangements, as well as other terms of such agreement (the “Denville Transaction”).

The description of the Purchase Agreement and the Denville Transaction set forth above is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 2.2 hereto and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On January 22, 2018, in connection with the closing of the Denville Transaction, the Company terminated the Third Amended and Restated Credit Agreement, dated as of May 1, 2017, among the Company, Brown Brothers Harriman & Co. and each of the other lenders party thereto, and Bank of America, as administrative agent (the “Prior Credit Facility”) and all outstanding amounts under the Prior Credit Facility were repaid in full using a portion of the proceeds of the Denville Transaction. At the time of repayment, there was approximately $11.95 million outstanding.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosures set forth in Item 1.01 under the heading “Sale of Denville Scientific” are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On January 22, 2018, the Company issued a press release, attached hereto as Exhibit 99.1, announcing the Denville Transaction and the signing of the Merger Agreement.

Item 9.01 Financial Statements and Exhibits.

(b) Pro forma financial information. The pro forma financial information required to be furnished under this item 9.01(b) is furnished as Exhibit 99.2 to this Current Report on 8-K and is incorporated herein by reference.

(d) Exhibits.

Exhibit Index	Description
2.1*	Merger Agreement, dated January 22, 2018, between Harvard Bioscience, Inc., DSI Acquisition Sub, Inc. and Data Sciences International, Inc.
2.2*	Purchase Agreement, dated January 22, 2018, between Harvard Bioscience, Inc., Denville Scientific, Inc. and Thomas Scientific, LLC.
99.1	Press release issued by Harvard Bioscience, Inc. on January 22, 2018.
99.2	Unaudited pro forma financial information of Harvard Bioscience, Inc. as of September 30, 2017, and for the nine months ended September 30, 2017, and the years ended December 31, 2016, 2015, and 2014.

*Schedules (and similar attachments) have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish to the Securities and Exchange Commission a copy of such schedules and exhibits, or any section thereof, upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harvard BIOSCIENCE, INC.
(Registrant)

January 26, 2018	/s/ ROBERT E. GAGNON
(Date)	Robert E. Gagnon
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Index	Description
2.1*	Merger Agreement, dated January 22, 2018, between Harvard Bioscience, Inc., DSI Acquisition Sub, Inc. and Data Sciences International, Inc.
2.2*	Purchase Agreement, dated January 22, 2018, between Harvard Bioscience, Inc., Denville Scientific, Inc. and Thomas Scientific, LLC.
99.1	Press release issued by Harvard Bioscience, Inc. on January 22, 2018.
99.2	Unaudited pro forma financial information of Harvard Bioscience, Inc. as of September 30, 2017, and for the nine months ended September 30, 2017, and the years ended December 31, 2016, 2015, and 2014.

*Schedules (and similar attachments) have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish to the Securities and Exchange Commission a copy of such schedules and exhibits, or any section thereof, upon request.